EXHIBIT 99.1
FOR IMMEDIATE RELEASE

AMERICAN STOCK EXCHANGE APPROVES CONTINGENT
LISTING OF CARE CONCEPTS I, INC. COMMON STOCK

Pompano Beach, Florida - February 6, 2004 - Care Concepts I, Inc. (OTCBB: CCON) announced today that the American Stock Exchange has approved its application for the listing of its shares of common stock on the American Stock Exchange contingent upon the Company being in compliance with all applicable listing standards on the day it begins trading on the American Stock Exchange. It is anticipated that the trading symbol for the Company will be IBD. Trading on the American Stock Exchange is expected to commence on or about February 11, 2004.

About the Company: The Company, through its subsidiary iBid America, Inc., showcases local and national businesses on its Internet website http://www.ibidusa.com. Products and services are featured in an auction format starting with an opening bid of about 30% percent of the retail value.

Contact:
Care Concepts I, Inc.
Steve Markley, CEO
954/786-2510
ibidamerica@aol.com

NOTE: THIS PRESS RELEASE FOR CARE CONCEPTS I, INC. MAY CONTAIN FORWARD-LOOKING STATEMENTS AS DEFINED IN SECTION 27A OF THE SECURITIES ACT OF 1934, REGARDING EVENTS, CONDITIONS AND FINANCIAL TRENDS THAT MAY AFFECT THE COMPANY'S OPERATING RESULTS AND FINANCIAL POSITION. PROSPECTIVE INVESTORS ARE CAUTIONED THAT FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL EVENTS OR RESULTS MAY DIFFER FROM EXPECTATIONS, WHICH ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES AS LISTED IN THE COMPANY'S SEC FILINGS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE BASED ON INFORMATION PRESENTLY AVAILABLE TO THE MANAGEMENT OF THE COMPANY. THE COMPANY ASSUMES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS EVEN IF EXPERIENCE OR FUTURE CHANGES MAKE IT CLEAR THAT ANY PROJECTED RESULTS EXPRESSED OR IMPLIED THEREIN WILL NOT BE REALIZED.